BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

2/26/2020 4:09:50 PM

Work Order Number:	W2020022602003
Reference Number:	20200504928
Through Date:	2/26/2020 4:09:50 PM
Corporate Name:	SIGMA LABS, INC

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20200504920	Certificate Pursuant to NRS 78.209	2

Certified By: Ashley Pion
Certificate Number: B20200226610293
You may verify this certificate
online at http://www.nvsos.gov

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Nevada Secretary of State

Filed in the Office of	Business Number C8549-1985
Barbara K. Cegavske (signature)	Filing Number 20200504920
Secretary of State State Of Nevada	Filed On 2/26/2020 2:32:00 PM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: SIGMA LABS, INC. Entity or Nevada Business Identification Number (NVID): NV19851021209
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 22,500,000 shares of common stock, $0.001 par value per share.
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 2,250,000 shares of common stock, $0.001 par value per share.
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: 1-for-10 reverse stock split. Continued on Page 2, Exhibit A.
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: No fractional shares shall be issued in connection with the foregoing reverse stock split. Continued on Page 2, Exhibit A.
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: 02/27/2020 Time: 11:59 pm (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X [signature] — Signature of Officer; President and CEO — Title; 02/26/2020 — Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

Exhibit A to Certificate of Change Pursuant to NRS 78.209
of
Sigma Labs, Inc.

4. 14,500,823 currently outstanding shares of common stock, $0.001 par value per share, will become 1,450,083 shares of common stock, $0.001 par value per share, after the stock split.

5. Any fractional shares that result from the reverse split of common stock, $0.001 par value per share, shall be rounded up to the nearest whole share of common stock, $0.001 par value per share.